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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                 SCHEDULE 13D

                   Under the Securities Exchange Act of 1934
                              (Amendment No. __)*


                       Industrial Investment Corporation
                       ---------------------------------
                               (Name of Issuer)

                          Common Stock, No Par Value
                          --------------------------
                        (Title of Class of Securities)

                                  456 170 109
                                  -----------
                                (CUSIP Number)

                  Barry Fast, 451 Greenwich St., Fifth Floor
                 New York, New York 10013-1711, (212) 226-0707

           --------------------------------------------------------
           (Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

                              September 11, 1984
                     ---------------------------------------
            (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box ____.

Check the following box if a fee is being paid with the statement: __x__. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7).

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

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This information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                       (Continued on following page(s))

Page 1 of 5 Pages

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CUSIP No.  456-170-109
           -----------

1. Name of reporting person; S.S. or I.R.S. identification no. of above person.

    Barry Fast

2.  Check the appropriate box if a member of a group.*

    (a)   [____]
    (b)   [____]

3.  SEC use only.

4.  Source of funds.*

    PF

5.  Check box if disclosure of legal proceedings is required pursuant to Item
    2(d) or 2(e)     [_____]

    Not Applicable.

6.  Citizenship or place of organization.

    U.S. citizen.

Number of shares beneficially owned by each reporting person with

7.  Sole voting power.

    104,499 shares.

8.  Shared voting power.  None.

9.  Sole dispositive power:

    104,499 shares.

10. Sole dispositive power:  None.

11. Aggregate amount beneficially owned by each reporting person.

    104,499 shares.

12. Check box if the aggregate amount in Row (11), excludes certain shares.* [____]

    Not Applicable.

13. Percent of class presented by amount in Row (11).

    14.1 percent.

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14. Type of reporting person.*

    IN

Page 2 of 5 Pages

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                     Statement in Response to Schedule 13D
                     -------------------------------------

Item 1.  Security and Issuer.
         -------------------

    The class of securities to which this Statement relates is the common stock, no par value, of Industrial Investment Corporation, an Oregon corporation ("Industrial Investment") or the "Company"), whose address is 5600 N.E. Hassalo, Portland, 97213.

Item 2.  Identity and Background.
         -----------------------

    (a)  The name of the reporting person is Barry Fast.

    (b) Mr. Fast's business address is 451 Greenwich Street, Fifth Floor, New York, N.Y. 10013-1711.

    (c) Mr. Fast is the president of Taylor-Carlisle's Book Store, Inc., 451 Greenwich Street, Fifth Floor, New York, N.Y. 10013-1711.

    (d) Mr. Fast has not been convicted within the last five years in a criminal proceeding, other than in a traffic violation or similar misdemeanor.

    (e) Mr. Fast has not been subjected to a final decree or judgment in the last five years relating to a federal or state securities law violation.

    (f)  Mr. Fast is a U.S. citizens.

Item 3.  Source and Amount of Funds or Other Consideration.
         -------------------------------------------------

Item 4.  Purpose of Transaction.
         ----------------------

    Mr. Fast acquired the shares for investment.

    (a) Mr. Fast has no present intention of acquiring any additional shares of the Company or of disposing of any shares, although he may in the future decide to acquire and dispose of additional shares.

    (b) Mr. Fast has no present intention of having the Company or any of its subsidiaries enter into any extraordinary corporate transaction, such as a merger, reorganization or liquidation, although Mr. Fast may in the future decide to support such an extraordinary corporate transaction by the Company.

    (c) Mr. Fast has no present intention of selling or transferring material amount of assets of the Company, or any of its subsidiaries, although he may in the future support the sale or disposition of such assets.

    (d) Mr. Fast has no present intention of making any changes in the Board of Directors or management of the Company,

Page 3 of 5 Pages

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although he may decide in the future to support additional changes in this regard.

    (e) Mr. Fast has no present intention of making any material change in the present capitalization or dividend policy of the Company, although he may in the future support such a material change.

    (f) Mr. Fast has no present intention of making any material change in the Company's business or corporate structure, although he may in the future support such changes.

    (g) Mr. Fast has not present intention of making any changes in the Company's charter, by-laws or instruments corresponding thereto, or to take any actions which may impede the acquisition of control of the Company by any person, although he may in the future decide to support such changes.

    (h) The Company is not presently listed on a National Securities Exchange or quoted in an inter-dealer quotation system or registered national securities association, and Mr. Fast has no present intention of altering this situation, although he may in the future determine to do so.

    (i) Mr. Fast has no present intention of rendering the Company's equity securities eligible for termination of registration pursuant to Section 12(g)(4) of the Securities and Exchange Act of 1984. No present means for terminating such registration is apparent. Should an appropriate opportunity present itself, Mr. Fast would support termination of registration.

    (j) Mr. Fast has no intention of taking any other action similar to those listed under Item 4 of the instructions for complying with Schedule 13D, although he may in the future decide to take such action.

Item 5.  Interest in Securities of the Issuer.
         ------------------------------------

    (a) Mr. Fast owns 104,499 shares constituting 14.1 percent of the outstanding shares of the Company.

    (b) Mr. Fast has sole voting and investment power with respect to 104,499 shares of the Company's Common Stock.

    (c) No transactions in Company's shares have been made by Mr. Fast in the past 60 days.

    (d) No other person is known to have the right to receive or the power to direct a receipt of dividends from, or the proceeds from the sale of Common Stock of the Company.

    (e) Mr. Fast continues to be a beneficial owner of more than 5 percent of the Common Stock of the Company.

Page 4 of 5 Pages.

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Item 6.  Contracts, Arrangements, Understandings or Relationships with Respect
         ---------------------------------------------------------------------
         to Securities of the Issuer.
         ---------------------------

    There are no contracts, arrangements, understandings or relationships (legal or otherwise) between Mr. Fast and any other person with respect to any securities of the Company including but not limited to transfer of voting of any of the securities, finder's fees, joint ventures, loan or option arrangements, put or calls, guarantees of profits, divisions of profits or losses, or the giving or withholding of proxies.

Item 7.  Material to Be Filed as Exhibits.
         --------------------------------

    No exhibits are applicable.

    After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

    DATED this 19th day of December, 1986.



                                          /s/ Barry Fast
                                          ------------------------------------
                                          Barry Fast

Attention: Intentional misstatements or omissions of fact constitute Federal criminal violations (see 18 U.S.C. 1001).